Exhibit 1.1

Eurand N.V.

Ordinary Shares

UNDERWRITING AGREEMENT

dated May    , 2007

Deutsche Bank Securities Inc.
Lehman Brothers Inc.

Underwriting Agreement

May    , 2007

DEUTSCHE BANK SECURITIES INC.
LEHMAN BROTHERS INC.
As Representatives of the several Underwriters

c/o DEUTSCHE BANK SECURITIES INC.

60 Wall Street
New York, New York 10005

c/o LEHMAN BROTHERS INC.

745 Seventh Avenue

New York, NY ,10019

Ladies and Gentlemen:

Introductory. Eurand N.V., a public company with limited liability organized under the laws of the Netherlands (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A (each an “Underwriter”, and, collectively, the “Underwriters”) an aggregate of 7,000,000 ordinary shares of the Company (“Common Stock”), par value $                       per share (the “Firm Shares”). In addition, Gearóid Faherty, Chief Executive Officer of the Company (“Selling Stockholder A”), and Warburg, Pincus Equity Partners, L.P., Warburg, Pincus Ventures International, L.P., Warburg, Pincus Netherlands Equity Partners I C.V. and Warburg, Pincus Netherlands Equity Partners III C.V. (collectively, “Selling Stockholders B” and together with Selling Stockholder A, the “Selling Stockholders”) have granted to the Underwriters an option to purchase up to an additional 1,050,000 ordinary shares (the “Optional Shares”) of the Company, as provided in Section 2, each Selling Stockholder selling up to the amount set forth opposite such Selling Stockholder’s name in Schedule B. The Firm Shares and, if and to the extent such option is exercised, the Optional Shares are collectively called the “Shares”. Deutsche Bank Securities Inc. (“DB”) and Lehman Brothers Inc. (“LB”) have agreed to act as representatives of the several Underwriters (in such capacity, the “Representatives”) in connection with the offering and sale of the Shares.

To the extent there are no additional Underwriters listed on Schedule A other than you, the terms Representatives and Underwriters as used herein shall mean you, as Underwriters. The terms Representatives and Underwriters shall mean either the singular or plural as the context requires.

The Company and each of the Selling Stockholders, if any, hereby confirm their agreements with the Underwriters as follows:

SECTION 1.           Representations and Warranties of the Company and the Selling Stockholders.

A.            The Company hereby represents and warrants to, and covenants with, each Underwriter as follows:

(a)           The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-1 (File No. 333-                                                            ), which contains a form of prospectus to be used in connection with the public offering and sale of the Shares. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it was declared effective by the Commission under the Securities Act of 1933 and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A or 430C under the Securities Act is called the “Registration Statement”. Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the “Rule 462(b) Registration Statement”, and from and after the date and time of filing of the Rule 462(b) Registration Statement, the term “Registration Statement” shall include the Rule 462(b) Registration Statement. Any preliminary prospectus included in the Registration Statement is hereinafter called a “preliminary prospectus.”  The term “Prospectus” shall mean the final prospectus relating to the Shares that is first filed pursuant to Rule 424(b) after the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”) or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Shares included in the Registration Statement at the effective date. All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, a preliminary prospectus, the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

(b)           Compliance with Registration Requirements. The Registration Statement has been declared effective by the Commission under the Securities Act. The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement is in effect, the Commission has not issued any order or notice preventing or suspending the use of the Registration Statement, any preliminary prospectus or the Prospectus and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

The preliminary prospectus that is included in the Registration Statement immediately prior to the Applicable Time and the Prospectus when filed complied in all material respects with the Securities Act and the rules thereunder. Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective and at the date hereof, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date, at the date hereof, at the time of any filing pursuant to Rule 424(b), at the Closing Date (as defined herein) and at any Subsequent Closing Date (as defined herein), did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, any preliminary prospectus or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by the Representatives consists of the information described as such in Section 9 hereof. There is no contract or other document required to be described in the Prospectus or to be filed as an exhibit to the Registration Statement that has not been described or filed as required.

(c)           Disclosure Package. The term “Disclosure Package” shall mean (i) the preliminary prospectus that is included in the Registration Statement immediately prior to the Applicable Time, (ii) the issuer free writing prospectuses as defined in Rule 433 of the Securities Act (each, an “Issuer Free Writing Prospectus”), if any, identified in Schedule C hereto, (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package and (iv) the number of Shares being sold and the price at which the Shares will be sold to the public set forth on Schedule D. As of         :00 [a/p]m (Eastern time) on the date of this Agreement (the “Applicable Time”), the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 9 hereof.

(d)           Company Not Ineligible Issuer. (i) At the time of filing the Registration Statement and (ii) as of the date of the execution and delivery of this Agreement (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405 of the Securities Act).

(e)           Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offering of Shares under this Agreement or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, including any prospectus that is or becomes part of the

Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Company has promptly notified or will promptly notify the Representatives and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9 hereof.

(f)            Accuracy of Statements in Prospectus. The statements in the Disclosure Package and the Prospectus under the headings “Taxation”, “Business—Intellectual Property—Patents and Proprietary Technology”, “Business—Legal Proceedings”, “Business—Intellectual Property—Trademarks”, “Business—Government Regulation”, and “Description of Share Capital”, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are in all material respects accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(g)           Distribution of Offering Material by the Company. The Company has not distributed and will not distribute, prior to the later of the last Subsequent Closing Date (as defined below) and the completion of the Underwriters’ distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than a preliminary prospectus, the Prospectus, the Disclosure Package, the Registration Statement or any Issuer Free Writing Prospectus reviewed and consented to by the Representatives (including any electronic road shows) or included in Schedule C hereto, any notices permitted under the Securities Act (including any notices permitted pursuant to Rule 134 or 135 of the Securities Act) and any other document that contains the information set forth in any of the foregoing.

(h)           The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(i)            Authorization of the Shares. The Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale pursuant to this Agreement and, such when issued and delivered by the Company to the Underwriters pursuant to this Agreement on the Closing Date or any Subsequent Closing Date, will be validly issued, fully paid and nonassessable, will be consistent with the information in the Disclosure Package and will conform in all material respects to the description thereof contained in the Prospectus; and the stockholders of the Company have no preemptive rights with respect to the Shares (except for any preemptive rights set forth in the articles of association of the Company that shall have been waived prior to the Closing Date).

(j)            No Transfer Taxes. There are no transfer taxes or other similar fees or charges under U.S. or non-U.S. law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Shares.

(k)           No Applicable Registration or Other Similar Rights. Other than the Selling Stockholders, there are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

(l)            No Material Adverse Change. Except as otherwise disclosed in the Disclosure Package and the Prospectus, subsequent to the respective dates as of which information is given in the Disclosure Package:  (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, properties, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

(m)          Independent Accountants. Ernst & Young Accountants, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules, if any, filed with the Commission as a part of the Registration Statement and included in the Disclosure Package and the Prospectus, are independent public accountants with respect to the Company as required by the Securities Act and the applicable published rules and regulations thereunder.

(n)           Preparation of the Financial Statements. The financial statements filed with the Commission as a part of the Registration Statement and included in the Disclosure Package and the Prospectus present fairly the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. The supporting schedules, if any, included in the Registration Statement present fairly the information required to be stated therein. Except as would otherwise be required by Item 8.A.4 of Form 20-F, such financial statements and supporting schedules, if any, comply in all material respects as to form with the applicable accounting requirements of the Securities Act and have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. Except as would otherwise be required by Item 8.A.4 of Form 20-F, no other financial statements or supporting schedules, if any, are required to be included in the Registration Statement. The financial data set forth in the Disclosure Package and the Prospectus under the captions “Summary—Summary Financial Data”, “Selected Financial Data” and “Capitalization” fairly present the information set forth therein on a basis consistent with that of the audited and quarterly financial statements, as applicable, contained in the Registration Statement. The pro forma financial information of the Company and its subsidiaries and the related notes thereto included under the caption “Summary —Summary Financial Data”, “Selected Financial Data” and elsewhere in the Disclosure Package and the Prospectus and in the Registration Statement present fairly the information contained therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly presented on the basis described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

(o)           Incorporation and Good Standing of the Company and its Subsidiaries. The Company has been duly incorporated and is validly existing as a public company with limited liability under the laws of The Netherlands and has corporate power and authority to own or lease, as the case may be, and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement. Each of its subsidiaries has been duly incorporated and is validly existing as a limited liability company or a corporation, as the case may be, in good standing, where such concept exists, under the laws of its jurisdiction of incorporation and has corporate power and authority to own or lease, as the case may be, and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus. Each of the Company and each subsidiary is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required and such concept exists, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a material adverse effect on the condition, financial or otherwise, or on the earnings, business, properties, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (a “Material Adverse Effect”). All of the issued and outstanding shares of capital stock of each subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim other than as described in the Disclosure Package and the Prospectus (including without limitation any liens under the Credit Facility Agreement between Eurand B.V., Eurand S.P.A., the borrowers and guarantors listed therein, Barclays Leveraged Finance as Arranger and Barclays Bank PLC as Lender dated August 6, 2003, as amended (the “Barclays Credit Facility”)). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Registration Statement, except for any such corporation, association or other entity which is not a “significant subsidiary” as defined by Rule 1-02 of Regulation S-X under the Securities Act.

(p)           Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding share capital of the Company is as set forth in the Disclosure Package and the Prospectus under the caption “Capitalization” (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Disclosure Package and the Prospectus or upon exercise of outstanding options described in the Disclosure Package and the Prospectus, as the case may be). The Common Stock (including the Shares, which will conform when issued in accordance with the terms of this Agreement, and those owned by Selling Stockholders, if any) conforms in all material respects to the description thereof contained in the Disclosure Package and the Prospectus. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with applicable securities laws. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those described accurately in all material respects in the Disclosure Package and the Prospectus or as provided for in the articles of association of the Company. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Disclosure Package and the Prospectus accurately and fairly presents in all material respects the information required to be shown with respect to such plans, arrangements, options and rights.

(q)           Listing. The Shares have been approved for listing on the Nasdaq Global Market, subject only to official notice of issuance.

(r)            Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its subsidiaries is (i) in violation or in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under its charter or by laws, (ii) in Default under any indenture, mortgage, loan or credit agreement, deed of trust, note, contract, franchise, lease or other agreement, obligation, condition, covenant or instrument to which the Company or such subsidiary is a party or by which it may be bound (including, without limitation, the Barclays Credit Facility), or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”) or (iii) in violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except with respect to clauses (ii) and (iii) only, for such Defaults as would not, individually or in the aggregate, have a Material Adverse Effect. The Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby, by the Disclosure Package and by the Prospectus (i) have been duly authorized by all necessary corporate action and will not result in any Default under the charter or by laws of the Company or any subsidiary, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the

Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, Debt Repayment Triggering Events (as defined below), liens, charges or encumbrances as would not, individually or in the aggregate, have a Material Adverse Effect and (iii) will not result in any violation of any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except for such violations as would not, individually or in the aggregate, have a Material Adverse Effect. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby, by the Disclosure Package and by the Prospectus, except (A) such as have been obtained or made by the Company and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and from the NASD, Inc. (the “NASD”) and (B) such consents, approvals, authorizations, orders, registrations, or qualifications that, if not obtained or made, would not individually or in the aggregate, have a Material Adverse Effect. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(s)           No Material Actions or Proceedings. Except as otherwise disclosed in the Disclosure Package and the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the Company’s knowledge, threatened (i) against the Company or any of its subsidiaries, (ii) which have as the subject thereof any officer or director of, or property owned or leased by, the Company or any of its subsidiaries or (iii) relating to environmental or discrimination matters, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or such subsidiary, or any officer or director of, or property owned or leased by, the Company or any of its subsidiaries and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to have a Material Adverse Effect or adversely affect the consummation of the transactions contemplated by this Agreement.

(t)            Labor Matters. No material labor problem or dispute with the employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that could have a Material Adverse Effect.

(u)           Intellectual Property Rights. Except as otherwise disclosed in the Disclosure Package and the Prospectus, the Company and its subsidiaries own, possess, license or have other rights to use all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) reasonably necessary for the conduct of the Company’s business as now conducted or as proposed in the Disclosure Package and the Prospectus to be conducted. Except as set forth in the Disclosure Package and the Prospectus, (a) no party has been granted an exclusive license to use any portion of such Intellectual Property owned by the Company; (b) to the Company’s knowledge, there is no material infringement by third parties of any such Intellectual Property owned by or exclusively licensed to the Company; (c) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any material Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (d) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such material Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; and (e) except as otherwise disclosed in the Disclosure Package and the Prospectus, there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company’s business as now conducted infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim, except as would not, individually or in the aggregate, have a Material Adverse Effect.

(v)           All Necessary Permits, etc. Except as otherwise disclosed in the Disclosure Package and the Prospectus, the Company and each subsidiary possess such valid and current licenses, certificates, authorizations or permits issued by the appropriate state, U.S. or non-U.S. regulatory agencies or bodies necessary to conduct their respective businesses, and neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such license, certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could have a Material Adverse Effect.

(w)          Title to Properties. The Company and each of its subsidiaries has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(n) above (or elsewhere in the Disclosure Package and the Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except as disclosed in the Disclosure Package and the Prospectus, except as set forth under the Barclay’s Credit Facility and except as such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary. The real property, improvements, equipment and personal property held under lease by the Company or any subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.

(x)            Tax Law Compliance. The Company and its consolidated subsidiaries have filed all necessary material income and franchise tax returns in a timely manner and have paid all material taxes required to be paid by any of them and, if due and payable, any related or similar material assessment, fine or penalty levied against any of them, except for any taxes, assessments, fines or penalties as may be being contested in good faith and by appropriate proceedings. The Company has made appropriate provisions in the applicable financial statements referred to in Section 1(n) above in respect of all material income and franchise taxes for all current or prior periods as to which the tax liability of the Company or any of its consolidated subsidiaries has not been finally determined.

(y)           Company Not an “Investment Company.”  The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company is not, and after receipt of payment for the Shares and the application of the proceeds thereof as contemplated under the caption “Use of Proceeds” in the Disclosure Package and the Prospectus will not be, an “investment company” within the meaning of the Investment Company Act.

(z)            Insurance. The Company and its subsidiaries are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses. All policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for. The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not have a Material Adverse Effect.

(aa)         No Restrictions on Dividends. No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as required by applicable law and as described in or contemplated by the Disclosure Package and the Prospectus.

(bb)         No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares. The Company acknowledges that the Underwriters may engage in passive market making transactions in the Shares on the Nasdaq Global Market, in accordance with Regulation M under the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”).

(cc)         Related Party Transactions. There are no material business relationships or related-party transactions involving the Company or any subsidiary or any other person required to be described in the preliminary prospectus or the Prospectus that have not been described as required.

(dd)         Internal Controls and Procedures. The Company maintains (i) effective internal control over financial reporting as defined in Rule 13a-15 under the Exchange Act, as amended, and (ii) a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ee)         No Material Weakness in Internal Controls. Except as disclosed in the Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no significant deficiency or material weakness in the Company’s internal control over financial reporting (whether or not remediated), (ii) no fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s controls over financial reporting and (iii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(ff)           Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15 of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it will file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.

(gg)         No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(hh)         No Conflict with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in all material respects in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ii)           No Conflict with OFAC Laws. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds, to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(jj)           Compliance with Environmental Laws. Except as otherwise disclosed in the Disclosure Package and the Prospectus, (i) to the Company’s knowledge, neither the Company nor any of its subsidiaries is in violation of any U.S. state, local or non-U.S. law, regulation, order, permit or other requirement relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, or releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law, except as would not, individually or in the aggregate, have a Material Adverse Effect; (ii) to the Company’s knowledge, there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its subsidiaries, now or in the past (collectively, “Environmental Claims”), pending or threatened against the Company or any of its subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law, except as would not, individually or in the aggregate, have a Material Adverse Effect; (iii) to the Company’s knowledge, there are no past, present or anticipated future actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law, require expenditures to be incurred pursuant to Environmental Law, or form the basis of a potential Environmental Claim against the Company or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law, except as would not, individually or in the aggregate, have a Material Adverse Effect; and (iv) neither the Company nor any of its subsidiaries is subject to any pending or threatened proceeding under Environmental Law to which a governmental authority is a party and which is reasonably likely to result in monetary sanctions of $100,000 or more.

(kk)         ERISA Compliance. None of the following events has occurred or exists, except as otherwise disclosed in the Disclosure Package or as would not have a Material Adverse Effect:  (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other U.S. or state governmental agency or any non-U.S. regulatory agency with respect to the employment or compensation of employees by any member of the Company; or (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by any member of the Company. Except as would not have a Material Adverse Effect, none of the following events has occurred or, to the Company’s knowledge, is reasonably likely to occur:  (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company compared to the amount of such contributions made in the Company’s most recently completed fiscal year; (ii) a material increase in the Company’s “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) compared to the amount of such obligations in the Company’s most recently completed fiscal year; (iii) any event or condition giving rise to a liability under Title IV of ERISA; or (iv) the filing of a claim by one or more employees or former employees of the Company related to their employment. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which any member of the Company may have any liability.

(ll)           Brokers. There is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(mm)       No Outstanding Loans or Other Indebtedness. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the Company’s stockholders, except as disclosed in the Disclosure Package and the Prospectus.

(nn)         Subsidiaries. The subsidiaries listed on Exhibit 21.1 of the Registration Statement are the only significant subsidiaries of the Company as defined by Rule 1-02 of Regulation S-X (the “Subsidiaries”).

(oo)         Lending Relationship. Except as disclosed in the Disclosure Package and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Shares hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

(pp)         Market Related Data. Nothing has come to the attention of the Company that has caused the Company to believe that the market-related data included in the Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(qq)         Patent Applications. The Company has duly and properly filed or caused to be filed with the U.S. Patent and Trademark Office (the “PTO”) and applicable foreign and international patent authorities all patent applications owned by the Company (the “Company Patent Applications”). To the knowledge of the Company, the Company has complied with the PTO’s duty of candor and disclosure for the Company Patent Applications and has made no material misrepresentation in the Company Patent Applications. To the Company’s knowledge, except as disclosed in the Disclosure Package and the Prospectus, the Company Patent Applications disclose patentable subject matters, and the Company has not been notified of any inventorship challenges nor has any interference been declared or provoked nor is any material fact known by the Company that would preclude the issuance of patents with respect to the Company Patent Applications or would render such patents invalid or unenforceable, except as would not individually or in the aggregate have a Material Adverse Effect. To the Company’s knowledge, except as disclosed in the Disclosure Package and the Prospectus, no third party possesses rights to the Company’s Intellectual Property Rights that, if exercised, could enable such party to develop products competitive to those the Company intends to develop as described in each of the Disclosure Package and the Prospectus.

(rr)           Product and Facility Approval. To the Company’s knowledge, the FDA has not commenced or threatened to initiate any action to withdraw its clearance or approval of any product of the Company or commenced or threatened to initiate any action to withdraw its clearance or approval of any facility of the Company.

(ss)         Manufacturing. To the Company’s knowledge, and except as would not, individually or in the aggregate, have a Material Adverse Effect, all of the manufacturing facilities and operations of the Company and the subsidiaries and its suppliers’ of products sold in the United States are in compliance with applicable FDA regulations, including current Good Manufacturing Practices, and meet sanitation standards set by the Federal Food, Drug and Cosmetic Act of 1938, as amended, and all manufacturing facilities and operations of the Company and the Subsidiaries and, to the Company’s knowledge, its suppliers of products sold outside the United States are in compliance in all material respects with applicable foreign regulatory requirements and standards;

(tt)           Studies, Tests and Trials. To the Company’s knowledge, the descriptions of the results of the studies, tests and trials contained in the Disclosure Package and the Prospectus are accurate in all material respects; there are no other studies or tests, the results of which could reasonably be expected to discredit or call into question the results described in the Disclosure Package and the Prospectus; and the Company has not received any notice or correspondence from the FDA or any other governmental agency requiring the termination or suspension of any pre-clinical or clinical trials conducted by, or on behalf of, the Company or in which the Company has participated.

(uu)         FDA Compliance. Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company is in compliance in all material respects with all applicable rules and regulations of the Food and Drug Administration (the “FDA”), and all applicable U.S. and foreign laws, statutes, ordinances, rules or regulations (including, without limitation, the Federal Food, Drug and Cosmetic Act, as amended, the Biologic Products provisions of the Public Health Act, as amended, and the Comprehensive Drug Abuse Prevention and Control Act of 1970, as amended).

(vv)         Proposed FDA or PTO Rules. Except as otherwise disclosed in the Disclosure Package and the Prospectus, to the Company’s knowledge, there are no rulemaking or similar proceedings before the FDA or PTO which affect or involve the Company or any of the processes or drug candidates that the Company has developed, is developing or proposes to develop or uses or proposes to use which, if the subject of an action unfavorable to the Company, would have a Material Adverse Effect.

Any certificate signed by an officer of the Company and delivered to the Representatives or to counsel for the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to matters set forth therein.

B.            Representations and Warranties of the Selling Stockholders. Each Selling Stockholder represents, warrants and covenants, severally and jointly, to each Underwriter as follows:

(a)           The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

(b)           The Power of Attorney. Selling Stockholder A has duly executed and delivered a Power of Attorney, in the form heretofore furnished to you (the “Power of Attorney”), appointing Mario Crovetto and Manya Deehr, and each of them, as such Selling Stockholder’s attorneys-in-fact (the “Attorneys-in-Fact”) with authority to execute and deliver this Agreement on behalf of such Selling Stockholder, to determine the purchase price to be paid by the Underwriters to the Selling Stockholders as provided in Section 2 hereof, to authorize the delivery of the Shares to be sold by such Selling Stockholder hereunder and otherwise to act on behalf of such Selling Stockholder in connection with the transactions contemplated by this Agreement. In addition, the Power of Attorney authorizes payment for Selling Stockholder A to be made to the Company. The Power of Attorney of such Selling Stockholder has been duly authorized, executed and delivered by such Selling Stockholder.

(c)           Obligations of Selling Stockholder A. The Shares are subject to the interests of the Underwriters hereunder; the appointment by such Selling Stockholder A of the Attorneys-in-Fact by the Power of Attorney, are to that extent irrevocable; the obligations of Selling Stockholder A hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Stockholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust; if Selling Stockholder A or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated or if any other such event should occur, before the delivery of the Shares hereunder, certificates representing the Shares shall be delivered by or on behalf of Selling Stockholder A in accordance with the terms and conditions of this Agreement and of the Power of Attorney.

(d)           Title to Shares to be Sold. Such Selling Stockholder is, on the Closing Date and on any Subsequent Closing Date, the record and beneficial owner of, and has good and valid title to, the Shares free and clear of all liens, encumbrances, equities or claims and has duly indorsed such Shares in blank, and assuming that the Underwriters acquire their interest in the Shares they have purchased without notice of any adverse claim (within the meaning of Section 8-105 of the UCC), such Underwriters that have purchased Shares delivered on the date hereof to DTC by making payment therefor, as provided herein, and that have had such Shares credited to the securities account or accounts of such Underwriters maintained with DTC will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Shares purchased by such Underwriters, and no action based on an adverse claim, may be asserted against such Underwriters with respect to such Shares.

(e)           All Authorizations Obtained. Such Selling Stockholder has the legal right and power, and all authorizations and approvals required by law and under its partnership agreement (if applicable), to enter into this Agreement and its Power of Attorney (if applicable), to sell, transfer and deliver all of the Shares which may be sold by such Selling Stockholder pursuant to this Agreement and to comply with its other obligations hereunder and thereunder.

(f)            Delivery of the Shares to be Sold. Delivery of the Shares which are sold by such Selling Stockholder pursuant to this Agreement will pass good and valid title to such Shares, free and clear of any security interest, mortgage, pledge, lien, encumbrance or other claim.

(g)           Non-Contravention; No Further Authorizations or Approvals Required. The execution and delivery by such Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, this Agreement and the Power of Attorney (if applicable) (i) will not result in any Default under, or require the consent of any other party to the partnership agreement or other organizational documents of such Selling Stockholder (if applicable), (ii) will not conflict with or constitute a breach of, or Default under, any other agreement or instrument to which such Selling Stockholder is a party or by which it is bound or under which it is entitled to any right or benefit and (iii) will not result in any violation of any statute, law, regulation, order or decree applicable to such Selling Stockholder of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over such Selling Stockholder or its properties, except in the case of clauses (ii) and (iii) for such conflicts, breaches, Defaults or violations that would not materially and adversely affect the consummation by such Selling Stockholder of the transactions contemplated by this Agreement. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental authority or agency, is required for the consummation by such Selling Stockholder of the transactions contemplated in this Agreement, except such as have been obtained or made and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and from the NASD.

(h)           No Registration or Other Similar Rights. Such Selling Stockholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as are described in the Prospectus under “Shares Eligible for Future Sale”.

(i)            No Further Consents, etc. No consent, approval or waiver is required under any instrument or agreement to which such Selling Stockholder is a party or by which it is bound or under which it is entitled to any right or benefit, in connection with the offering, sale or purchase by the Underwriters of any of the Shares which may be sold by such Selling Stockholder under this Agreement or the consummation by such Selling Stockholder of any of the other transactions contemplated hereby.

(j)            Representations and Warranties of the Company. Selling Stockholder A has no reason to believe that the representations and warranties of the Company contained in Section 1 hereof are not materially true and correct.

(k)           Disclosure in the Registration Statement and the Prospectus. Selling Stockholder A is familiar with the Registration Statement, the Prospectus and the Disclosure Package (as amended or supplemented), and to the best of such Selling Stockholder’s knowledge, the Registration Statement, when effective, did not contain and any post-effective amendments thereto will not contain, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Disclosure Package at the Applicable Time, does not and the Prospectus as of its date and the Closing Date will not contain, and any amendments or supplements thereto will not contain, an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(l)            Disclosure Made by Selling Stockholders B in the Registration Statement and the Prospectus. The Registration Statement, when effective, did not contain and any post-effective amendments thereto will not contain, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Disclosure Package at the Applicable Time, does not and the Prospectus as of its date and the Closing Date will not contain, and any amendments or supplements thereto will not contain, an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this Section (l) are limited to statements or omissions made in reliance upon and in conformity with information furnished to the Company in writing by Selling Stockholders B expressly for use in the Registration Statement, the Disclosure Package and the Prospectus or any amendments or supplements thereto (it being understood and agreed that the only such information furnished by Selling Stockholders B consists of the information relating to such Selling Stockholders as set forth in the section of the Disclosure Package and the Prospectus entitled “Principal and Selling Shareholders”). Selling Stockholders B confirm as accurate in all material respects the number of shares of Common Stock owned by such Selling Stockholders as set forth opposite such Selling Stockholder’s name in the Disclosure Package and the Prospectus under the caption “Principal and Selling Shareholders” (both prior to and after giving effect to the sale of the Shares).

(m)          No Inside Information. Selling Stockholder A is not prompted to sell his shares of Common Stock pursuant to this Agreement by any material information concerning the Company or its subsidiaries which is not set forth in the Registration Statement, the Disclosure Package and the Prospectus.

(n)           No Price Stabilization or Manipulation. Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(o)           No Free Writing Prospectuses. Such Selling Stockholder represents that it has not prepared or had prepared on its behalf or used or referred to, any Free Writing Prospectus, and represents that it has not distributed any written materials in connection with the offer or sale of the Securities.

Any certificate signed by or on behalf of any Selling Stockholder and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by such Selling Stockholder to each Underwriter as to the matters covered thereby.

SECTION 2.           Purchase, Sale and Delivery of the Shares.

(a)           The Firm Shares. The Company agrees to issue and sell the Shares to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees to purchase from the Company the respective number of Firm Shares set forth opposite such Underwriter’s name at a purchase price of per share of $             (the “Purchase Price”). As compensation to the Underwriters for their commitments hereunder, the Company will pay, or cause to be paid, to the Underwriters an amount equal to $               per share for the Firm Shares to be delivered by the Company (the “Fee”). The payment for the Firm Shares shall be made by wire transfer in immediately available funds to the account specified by the Company in an amount per Firm Share equal to the Purchase Price less the Fee. The Underwriters shall offer and sell each Firm Share in connection with the offering and sale of the Firm Shares at an amount equal to the Purchase Price.

(b)           The Closing Date. Delivery of certificates for the Firm Shares to be purchased by the Underwriters and payment therefor shall be made at the offices of Cravath, Swaine & Moore, LLP, 825 Eighth Avenue, NY, NY 10019 (or such other place as may be agreed to by the Company and the Representatives) at 9:00 a.m. New York time, on     , 2007 or such other time and date not later than 1:30 p.m. New York time, on  , 2007 as the Representatives shall designate by notice to the Company (the time and date of such closing are called the “Closing Date”).

(c)           The Optional Shares; the Subsequent Closing Date. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Selling Stockholders hereby grant an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 1,050,000 Optional Shares from the Selling Stockholders at the Purchase Price. As compensation to the Underwriters for their commitments hereunder, the Selling Stockholders will pay, or cause to be paid, to the Underwriters an amount per share for the Optional Shares to be delivered by the Selling Stockholders equal to the Fee. The payment for the Optional Shares shall be made by wire transfer in immediately available funds to the account of the Company on behalf of Selling Stockholder A and to the account specified by Selling Stockholders B in an amount per Optional Share equal to the Purchase Price less the Fee. The option granted hereunder may be exercised at any time and from time to time upon notice by the Representatives to the Selling Stockholders (with a copy to the Company), which notice may be given at any time within 30 days from the date of this Agreement. Such notice shall set forth (i) the aggregate number of Optional Shares as to which the Underwriters are exercising the option, (ii) the names and denominations in which the certificates for the Optional Shares are to be registered and (iii) the time, date and place at which such certificates will be delivered (which time and date may be simultaneous with, but not earlier than, the Closing Date; and in such case the term “Closing Date” shall refer to the time and date of delivery of certificates for the Firm Shares and the Optional Shares). Each time and date of delivery, if subsequent to the Closing Date, is called a “Subsequent Closing Date” and shall be determined by the Representatives and shall not be earlier than three nor later than five full business days after delivery of such notice of exercise. If any Optional Shares are to be purchased, (a) each Underwriter agrees, severally and not jointly, to purchase the number of Optional Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Optional Shares to be purchased as the number of Firm Shares set forth on Schedule A opposite the name of such Underwriter bears to the total number of Firm Shares and (b) each Selling Stockholder agrees, severally and not jointly, to sell the number of Optional Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Optional Shares to be sold as the number of Optional Shares set forth in Schedule B opposite the name of such Selling Stockholder bears to the total number of Optional Shares.

(d)           Public Offering of the Shares. The Representatives hereby advise the Company and the Selling Stockholders, if any, that the Underwriters intend to offer for sale to the public, as described in the Prospectus, their respective portions of the Shares as soon after this Agreement has been executed and the Registration Statement has been declared effective as the Representatives, in their sole judgment, have determined is advisable and practicable.

(e)           Payment for the Shares. Payment for the Firm Shares shall be made at the Closing Date (and, if applicable, at any Subsequent Closing Date) by wire transfer of immediately available funds to the order of the Company. Payment for the Optional Shares to be sold by Selling Stockholder A shall be made at any Subsequent Closing Date by wire transfer of immediately available funds to the order of the Company and to the account specified by Selling Stockholder B.

It is understood that the Representatives have been authorized, for their own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Shares and any Optional Shares the Underwriters have agreed to purchase. Each of DB and LB, individually and not as the Representatives of the Underwriters, may (but shall not be obligated to) make payment for any Shares to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the Closing Date or any Subsequent Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

Each Selling Stockholder hereby agrees that (i) it will pay all stock transfer taxes, stamp duties and other similar taxes, if any, payable upon the sale or delivery of the Optional Shares, if any, to be sold by such Selling Stockholder to the several Underwriters, or otherwise in connection with the performance of such Selling Stockholder’s obligations hereunder and (ii) with respect to Selling Stockholder A, the Company is authorized to deduct for such payment any such amounts from the proceeds to such Selling Stockholder hereunder and to hold such amounts for the account of such Selling Stockholder with the Company under the Power of Attorney.

(f)            Delivery of the Shares. Delivery of the Firm Shares and the Optional Shares shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

(g)           Delivery of Prospectus to the Underwriters. Not later than 10:00 a.m. on the second business day following the date the Shares are first released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered copies of the Prospectus in such quantities and at such places as the Representatives shall request.

SECTION 3.           Covenants of the Company and the Selling Stockholders.

A.            Covenants of the Company. The Company covenants and agrees with each Underwriter as follows:

(a)           Representatives’ Review of Proposed Amendments and Supplements. During the period beginning on the Applicable Time and ending on the later of the Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, the Disclosure Package or the Prospectus, subject to Section 3(e), the Company shall furnish to the Representatives for review a copy of each such proposed amendment or supplement, and the Company shall not file or use any such proposed amendment or supplement to which the Representatives reasonably object.

(b)           Securities Act Compliance. After the date of this Agreement, the Company shall promptly advise the Representatives in writing (i) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (ii) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (iii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus, (iv) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order or notice preventing or suspending the use of the Registration Statement, any preliminary prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. The Company shall use its best efforts to prevent the issuance of any such stop order or notice of prevention or suspension of such use. If the Commission shall enter any such stop order or issue any such notice at any time, the Company will use its best efforts to obtain the lifting or reversal of such order or notice at the earliest possible moment, or, subject to Section 3(a), will file an amendment to the Registration Statement or will file a new registration statement and use its best efforts to have such amendment or new registration statement declared effective as soon as practicable. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b) and 430A, as applicable, under the Securities Act, including with respect to the timely filing of documents thereunder, and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.

(c)           Exchange Act Compliance. During the Prospectus Delivery Period, the Company will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.

(d)           Amendments and Supplements to the Registration Statement, Disclosure Package and Prospectus and Other Securities Act Matters. If, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which the Disclosure Package or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if it shall be necessary to amend or supplement the Disclosure Package or the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, (i) the Company shall notify the Representatives of any such event or condition and (ii) if in the opinion of the Company and the Representatives it is otherwise necessary or advisable to amend or supplement the Registration Statement, the Disclosure Package or the Prospectus, or to file a new registration statement containing the Prospectus, in order to comply with law, including in connection with the delivery of the Prospectus, the Company agrees to promptly prepare (subject to Section 3(a) and 3(e) hereof), file with the Commission (and use its best efforts to have any amendment to the Registration Statement or any new registration statement to be declared effective) and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus, or any new registration statement, necessary in order to make the statements in the Disclosure Package or the Prospectus as so amended or supplemented, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading or so that the Registration Statement, the Disclosure Package or the Prospectus, as amended or supplemented, will comply with law.

(e)           Permitted Free Writing Prospectuses. The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the Representatives, it will not make, any offer relating to the Shares that constitutes or would constitute an Issuer Free Writing Prospectus or that otherwise constitutes or would constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) or a portion thereof required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act; provided that the prior written consent of the

Representatives hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule C hereto and any electronic road show. Any such free writing prospectus consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus”. The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(f)            Copies of any Amendments and Supplements to the Prospectus. The Company agrees to furnish the Representatives, without charge, during the Prospectus Delivery Period, as many copies of the Prospectus and any amendments and supplements thereto and the Disclosure Package as the Representatives may reasonably request.

(g)           Copies of the Registration Statement and the Prospectus. The Company will furnish to the Representatives and counsel for the Underwriters signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each preliminary prospectus, the Prospectus and any supplement thereto and the Disclosure Package as the Representatives may reasonably request.

(h)           Blue Sky Compliance. The Company shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial Securities laws or other non-U.S. laws of those jurisdictions designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Shares. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(i)            Use of Proceeds. The Company shall apply the net proceeds from the sale of the Shares sold by it in the manner described under the caption “Use of Proceeds” in the Disclosure Package and the Prospectus.

(j)            Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Common Stock.

(k)           Earnings Statement. As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement (which need not be audited) that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(l)            Periodic Reporting Obligations. During the Prospectus Delivery Period the Company shall file, on a timely basis, with the Commission and the Nasdaq Global Market all reports and documents required to be filed under the Exchange Act. Additionally, the Company shall report the use of proceeds from the issuance of the Shares as may be required under Rule 463 under the Securities Act.

(m)          Listing. The Company will use its best efforts to list, subject to notice of issuance, the Shares on the Nasdaq Global Market.

(n)           Agreement Not to Offer or Sell Additional Shares. During the period commencing on the date hereof and ending on the 180th day following the date of the Prospectus, the Company will not, without the prior written consent of DB (which consent may be withheld at the sole discretion of DB), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” or liquidate or decrease a “call equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of), or announce the offering of, or file any registration statement under the Securities Act in respect of, any shares of Common Stock, options or warrants to acquire shares of the Common Stock or securities exchangeable or exercisable for or convertible into shares of Common Stock (other than as contemplated by this Agreement with respect to the Shares); provided, however, that the Company may (i) file a registration statement covering the equity incentive plans described in the Disclosure Package and the Prospectus, (ii) issue shares of its Common Stock or options to purchase its Common Stock, or Common Stock upon exercise of options, pursuant to any stock option, stock bonus or other stock plan or employment arrangement described in the Prospectus, but only if the holders of such shares, options, or shares issued upon exercise of such options, agree in writing not to sell, offer, dispose of or otherwise transfer any such shares or options during such 180-day period without the prior written consent of DB (which consent may be withheld at the sole discretion of the DB) and (iii) issue ordinary shares upon the conversion or exchange of securities in connection with the transactions disclosed in the Disclosure Package and the Prospectus. Notwithstanding the foregoing, if (x) during the last 17 days of the 180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs, or (y) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed in this clause shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Company will provide the Representatives and any co-managers and each individual subject to the restricted period pursuant to the lock-up letters described in Section 6(p) with prior notice of any such announcement that gives rise to an extension of the restricted period.

(o)           Compliance with Sarbanes-Oxley Act. During the Prospectus Delivery Period, the Company will comply in all material respects with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, that are in effect and applicable to the Company (and not otherwise waived by the Commission) and use its reasonable best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

(p)           Future Reports to Stockholders. To furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail. The filing of such required documentation with the Commission under the Exchange Act shall satisfy this covenant.

(q)           Future Reports to the Representatives. During the period of three years hereafter, to the extent such information is not available on the Commission’s website, through EDGAR or the Company’s website, the Company will furnish to the Representatives at 9 West 57th Street, New York, NY 10022: Attention: Syndicate Department, to the extent the Company is required to furnish such documents under the Securities Act and the Exchange Act: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders’ equity and cash flows for the year then ended and the opinion thereon of the Company’s independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each Annual Report on Form 20-F, Current Report on Form 6-K or other report filed by the Company with the Commission, the NASD or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock.

(r)            Investment Limitation. The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the Investment Company Act.

(s)           No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Shares.

(t)            Existing Lock-Up Agreement. During the lock-up period set forth in Section 3(A)(n), the Company will enforce all existing agreements between the Company and any of its security holders that prohibit the sale, transfer, assignment, pledge or hypothecation of any of the Company’s securities in connection with the Company’s initial public offering. In addition, the Company will direct the transfer agent to place stop transfer restrictions upon any such securities of the Company that are bound by such existing “lock-up” agreements for the duration of the periods contemplated in such agreements.

(u)           Payment for the Shares of Selling Stockholder A. Pursuant to the terms of Section 2(e) hereto and the Power of Attorney executed by Selling Stockholder A, upon the Underwriters’ exercise of the over-allotment option to purchase the Optional Shares, payment for the Optional Shares of Selling Stockholder A shall be made by wire transfer of immediately available funds to the order of the Company. The Company will subsequently transfer such funds to the order of Selling Stockholder A.

B.            Covenants of the Selling Stockholders. Each Selling Stockholder further covenants and agrees with each Underwriter:

(a)           Agreement Not to Offer or Sell Additional Shares. Such Selling Stockholder will execute the lock-up agreement set forth in Section 6(p) of this Agreement.

(b)           Delivery of Forms W-8 and W-9. To deliver to the Representatives prior to the Closing Date a properly completed and executed United States Treasury Department Form W-8 (if the Selling Stockholder is a non-United States person) or Form W-9 (if the Selling Stockholder is a United States Person).

(c)           Notification of Material Changes. During the Prospectus Delivery Period, such Selling Stockholder will advise DB promptly, and if requested by DB, will confirm such advice in writing, of (i) with respect to Selling Stockholder A only, any Material Adverse Change, (ii) any change in information in the Registration Statement, the Prospectus or any Free Writing Prospectus or any amendment or supplement thereto relating to such Selling Stockholder or (iii) with respect to Selling Stockholder A only, any new material information relating to the Company or relating to any matter stated in the Prospectus or any Free Writing Prospectus or any amendment or supplement thereto which comes to the attention of Selling Stockholder A.

(d)           No Free Writing Prospectuses. Such Selling Stockholder agrees that it will not prepare or have prepared on its behalf or use or refer to, any Free Writing Prospectus, and agrees that it will not distribute any written materials in connection with the offer or sale of the Securities.

DB, on behalf of the several Underwriters, may, in its sole discretion, waive in writing the performance by the Company or any Selling Stockholder of any one or more of the foregoing covenants or extend the time for their performance.

SECTION 4.           Covenant of the Underwriters.

Unless otherwise consented to by the Company, each Underwriter severally certifies to and covenants with the Company that it has not and will not use, authorize use of, refer to, or participate in the planning for use of any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company), other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included in the Disclosure Package and the Prospectus and does not trigger a filing requirement under Rule 433 of the Securities Act, (ii) any Issuer Free Writing Prospectus identified on Schedule C or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing.

SECTION 5.           Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of the obligations of the Company and, except as set forth below, the Selling Stockholders hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Common Stock, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Shares to the Underwriters, (iv) all fees and expenses of the Company’s and the Selling Stockholder’s counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including the preparation and printing of the Canadian wrapper, financial statements, exhibits, schedules, consents and certificates of experts), each Issuer Free Writing Prospectus, each preliminary prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, reasonable attorneys’ fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Shares for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, and, if requested by the Representatives, preparing and printing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (vii) the filing fees incident to, and the reasonable fees and expenses of counsel for the Underwriters in connection with, the NASD’s review and approval of the Underwriters’ participation in the offering and distribution of the Shares, (viii) the fees and expenses associated with listing of the Shares on the Nasdaq Global Market, (ix) all transportation and other expenses incurred in connection with presentations to prospective purchasers of the Shares, except that the Company and the Underwriters will each pay 50% of the cost of privately chartered airplanes used for such purposes and (x) all other fees, costs and expenses referred to in Item 13 of Part II of the Registration Statement. Except as provided in this Section 5, Section 7, Section 9 and Section 10 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

The Selling Stockholders agree to pay all costs, fees and expenses incurred in connection with the performance of their obligations under this Agreement and in connection with the transactions contemplated hereby, including but not limited to (i) fees and expenses of local counsel for such Selling Stockholders that are not otherwise paid by the Company, (ii) Selling Stockholder A shall pay the fees and expenses incurred by the Company in connection with the receipt of the purchase price on behalf of Selling Stockholder A in connection with the purchase of his Optional Shares and (iii) expenses and taxes incident to the sale and delivery of the Shares to be sold by such Selling Stockholders to the Underwriters hereunder (which taxes, if any, may be deducted by the Company under the provisions of Section 2 of this Agreement).

This Section 5 shall not affect or modify any separate, valid agreement relating to the allocation of payment of expenses between the Company, on the one hand, and the Selling Stockholders, on the other hand.

SECTION 6.           Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Shares as provided herein on the Closing Date and, with respect to the Optional Shares, any Subsequent Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders set forth in Sections 1(A) and 1(B), respectively, hereof as of the date hereof and as of the Closing Date as though then made and, with respect to the Optional Shares, as of any Subsequent Closing Date as though then made, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the timely performance by the Company and the Selling Stockholders of their respective covenants and other obligations hereunder, and to each of the following additional conditions:

(a)           Accountants’ Comfort Letter. On the date hereof, the Representatives shall have received from Ernst & Young Accountants, independent public accountants for the Company, a letter dated the date hereof addressed to the Underwriters, the form of which is attached as Exhibit A.

(b)           Compliance with Registration Requirements; No Stop Order; No Objection from NASD. For the period from and after effectiveness of this Agreement and prior to the Closing Date and, with respect to the Optional Shares, any Subsequent Closing Date:

(i)            the Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective;

(ii)           all material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time periods prescribed for such filings under such Rule 433;

(iii)          no stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission; and

(iv)          the NASD shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(c)           No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the Closing Date and, with respect to the Optional Shares, any Subsequent Closing Date:

(i)            in the judgment of the Representatives there shall not have occurred any Material Adverse Change;

(ii)           there shall not have been any change or decrease specified in the letter or letters referred to in paragraph (a) of this Section 6 which is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Registration Statement and the Prospectus; and

(iii)          there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

(d)           Opinion and Letter of Counsel for the Company. On the Closing Date and any Subsequent Closing Date, the Representatives shall have received the opinion and letter of Willkie Farr & Gallagher LLP, counsel for the Company dated as of such Closing Date, the form of which is attached as Exhibit B.

(e)           Opinion and Letter of Counsel for the Selling Stockholders. On the Closing Date and any Subsequent Closing Date, the Representatives shall have received the opinions of Willkie Farr & Gallagher LLP, Appleby Spurling and Stibbe, counsel for the Selling Stockholders dated as of such Closing Date, the forms of which are attached as Exhibit C, Exhibit C-1 and Exhibit C-2.

(f)            Opinion of Netherlands Counsel for the Company. On the Closing Date and any Subsequent Closing Date, the Representatives shall have received the opinion of Nauta Dutilh, Netherlands counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit D.

(g)           Opinion of Nevada Counsel for the Company. On the Closing Date and any Subsequent Closing Date, the Representatives shall have received the opinion of Bible Mousel, counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit E.

(h)           Opinion of Swiss Counsel for the Company. On the Closing Date and any Subsequent Closing Date, the Representatives shall have received the opinion of Baker & McKenzie Zurich, counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit F.

(i)            Opinion of Irish Counsel for the Company. On the Closing Date and any Subsequent Closing Date, the Representatives shall have received the opinion of BCM Hanby Wallace, Solicitors, counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit G.

(j)            Opinion of Counsel for the Underwriters. On the Closing Date and any Subsequent Closing Date, the Representatives shall have received the favorable opinion of Cravath, Swaine & Moore LLP, counsel for the Underwriters, dated as of such Closing Date, in form and substance satisfactory to, and addressed to, the Representatives, with respect to the issuance and sale of the Shares, the Registration Statement, the Prospectus (together with any supplement thereto), the Disclosure Package and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(k)           Opinion of Counsel for the Underwriters. On the Closing Date and any Subsequent Closing Date, the Representatives shall have received the opinion of Arnold & Porter LLP, regulatory counsel for the Underwriters, dated as of such Closing Date, the form of which is attached as Exhibit H.

(l)            Officers’ Certificate. On the Closing Date and any Subsequent Closing Date, the Representatives shall have received a written certificate executed by the Chief Executive Officer and the Chief Financial Officer or Chief Accounting Officer of the Company (in their capacities as officers and not in their individual capacities), dated as of such Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus and any amendment or supplement thereto, any Issuer Free Writing Prospectus and any amendment or supplement thereto and this Agreement, to the effect set forth in subsections (b)(i)-(iii) and (c)(iii) of this Section 6, and further to the effect that:

(i)            for the period from and after the date of this Agreement and prior to such Closing Date, there has not occurred any Material Adverse Change;

(ii)           the representations, warranties and covenants of the Company set forth in Section 1 of this Agreement, including those in Section 1(c), are true and correct on and as of the Closing Date with the same force and effect as though expressly made on and as of such Closing Date;

(iii)          the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; and

(iv)          nothing has come to such Officer’s attention that would lead them to believe that (i) either the Registration Statement or any amendments thereto, at the time the Registration Statement or such amendments became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; (ii) the

Prospectus, as of its date or at the Closing Date or any Subsequent Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) the Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading.

(m)          Bring-down Comfort Letter. On the Closing Date and any Subsequent Closing Date, the Representatives shall have received from Ernst & Young Accountants, independent public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 6, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date or Subsequent Closing Date, as the case may be.

(n)           Selling Stockholders’ Certificate. On the Closing Date and any Subsequent Closing Date, the Representatives shall receive a written certificate executed by each Selling Stockholder, dated as of such Closing Date, to the effect that:

(i)    the representations, warranties and covenants of such Selling Stockholder set forth in Section 1(B) of this Agreement are true and correct on and as of the Closing Date with the same force and effect as though expressly made by such Selling Stockholder on and as of such Closing Date; and

(ii)   such Selling Stockholder has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date.

(o)           Selling Stockholders’ Documents. Prior to the date hereof, the Company and the Selling Stockholders shall have furnished for review by the Representatives copies of the Power of Attorney executed by Selling Stockholder A and such further information, certificates and documents as the Representatives may reasonably request.

(p)           Lock-Up Agreement from Certain Securityholders of the Company. On or prior to the date hereof, the Company shall have furnished to the Representatives an agreement in the form of Exhibit I hereto from each director, officer and each beneficial owner of Common Stock (other than the persons set forth on Schedule E) (as defined and determined according to Rule 13d-3 under the Exchange Act), and such agreement shall be in full force and effect on the Closing Date and any Subsequent Closing Date.

(q)           Listing of Shares. The Shares shall have been listed and admitted and authorized for trading on the Nasdaq Global Market and satisfactory evidence of such actions shall have been provided to the Representatives.

(r)            Additional Documents. On or before the Closing Date and any Subsequent Closing Date, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 6 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company at any time on or prior to the Closing Date and, with respect to the Optional Shares, by notice to the Selling Stockholders at any time prior to the applicable Subsequent Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 5, Section 7, Section 9 and Section 10 shall at all times be effective and shall survive such termination.

SECTION 7.           Reimbursement of Underwriters’ Expenses. If this Agreement is terminated by the Representatives pursuant to Section 6, Section 8, Section 11 or Section 12, or if the sale to the Underwriters of the Shares on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company or the Selling Stockholders, if any, to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representatives and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Underwriters in connection with the proposed purchase and the offering and sale of the Shares, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

SECTION 8.           Effectiveness of this Agreement. This Agreement shall not become effective until the later of (i) the execution of this Agreement by the parties hereto and (ii) notification by the Commission to the Company and the Representatives of the effectiveness of the Registration Statement under the Securities Act.

Prior to such effectiveness, this Agreement may be terminated by any party by notice to each of the other parties hereto, and any such termination shall be without liability on the part of (a) the Company or the Selling Stockholders, if any, to any Underwriter, except that the Company and the Selling Stockholders, if any, shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Sections 4 and 6 hereof or (b) any Underwriter to the Company.

SECTION 9.           Indemnification.

(a)           Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its directors, officers, employees and agents, and each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter, director, officer, employee, agent or controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A, Rule 430B or Rule 430C under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or any “road show” (as defined in Rule 433) not constituting an Issuer Free Writing Prospectus (a “Non-IFWP Road Show”), or the omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and to reimburse each Underwriter, its officers, directors, employees, agents and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by DB) as such expenses are reasonably incurred by such Underwriter, or its officers, directors, employees, agents or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or any Non-IFWP Road Show. The indemnity agreement set forth in this Section 9(a) shall be in addition to any liabilities that the Company may otherwise have.

(b)           The Selling Stockholders, severally and not jointly, agree to indemnify and hold harmless each Underwriter, its directors, officers, employees and agents, and each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter, director, officer, employee, agent or controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A, Rule 430B or Rule 430C under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or any “road show” (as defined in Rule 433) not constituting an Issuer Free Writing Prospectus (a “Non-IFWP Road Show”), or the omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and to reimburse each Underwriter, its officers, directors, employees, agents and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by DB) as such expenses are reasonably incurred by such Underwriter, or its officers, directors, employees, agents or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or any Non-IFWP Road Show. Notwithstanding anything in this Agreement to the contrary, (i) the aggregate liability under this subsection of each Selling Stockholder shall be limited to an amount equal to the aggregate net proceeds (after deducting underwriting commissions and discounts but before expenses), to such Selling Stockholder from the sale of Shares sold by such Selling Stockholder hereunder and (ii) for each Selling Stockholder other than Selling Stockholder A, the indemnity provided for in this paragraph (b) shall apply only to the extent that any such untrue statement or alleged untrue statement in or omission or alleged omission from a Registration Statement, the Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed pursuant to Rule 433(d), or any amendment or supplement thereto, or any related preliminary prospectus is made in reliance upon and in conformity with written information furnished to the Company by the applicable Selling Stockholder specifically for use therein; it being understood and agreed that for each Selling Stockholder, the only such information furnished in writing to the Company by such Selling Stockholder is that information regarding such Selling Stockholder set forth in the Prospectus under the captions “Principal and Selling Shareholders”. Notwithstanding the provisions of this Section 9(b), no Underwriter will seek to obtain indemnification or reimbursement for any losses, claims, damages or liabilities arising under this Agreement from Selling Stockholder A unless such Underwriter will have sought to obtain indemnification from the Company and the Company will have, for any reason, failed, after reasonable efforts on the part of such Underwriter, to have provided such indemnification. This indemnity obligation will be in addition to any liability which Selling Stockholder A may otherwise have.

(c)           Indemnification of the Company, its Directors and Officers, and any Selling Stockholders. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, the Selling Stockholders, if any, and each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer, Selling Stockholder or controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or any Non-IFWP Road Show, or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or any Non-IFWP Road Show, in reliance upon and in conformity with written information furnished to the Company and the Selling Stockholders, if any by the Representatives expressly for use therein; and to reimburse the Company, or any such director, officer, Selling Stockholder or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company and each of the Selling Stockholders hereby acknowledge that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or any Non-IFWP Road Show are the statements set forth (A) under the caption “Underwriting”, (i) in the table in the first paragraph and the second paragraph, (ii) the first and last paragraphs listed under the subheading “Stabilization”, (iii) the paragraphs included under the subheading “European Economic Area” and “Online Offering”. The indemnity agreement set forth in this Section 9(c) shall be in addition to any liabilities that each Underwriter may otherwise have.

(d)           Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof, but the failure to so notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action, and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (other than local counsel), reasonably approved by the indemnifying party (or by DB in the case of Section 9(c)), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(e)           Settlements. The indemnifying party under this Section 9 shall not be liable for any settlement of any proceeding effected without its written consent, which shall not be withheld unreasonably, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 9(d) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

SECTION 10.         Contribution. If the indemnification provided for in Section 9 is for any reason unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders, if any, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders, if any, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders, if any, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Stockholders, if any, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus, bear to the aggregate initial public offering price of the Shares as set forth on such cover. The relative fault of the Company and the Selling Stockholders, if any, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company and the Selling Stockholders, if any, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 9(d), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

The Company, the Selling Stockholders, if any, and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 10.

Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 10 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A. For purposes of this Section 10, each director, officer, employee and agent of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Company.

SECTION 11.         Default of One or More of the Several Underwriters. If, on the Closing Date or a Subsequent Closing Date, as the case may be, any one or more of the several Underwriters shall fail or refuse to purchase Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the number of Firm Shares set forth opposite their respective names on Schedule A bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the Closing Date or a Subsequent Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares and the aggregate number of Shares with respect to which such default occurs exceeds 10% of the aggregate number of Shares to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Shares are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party, except that the provisions of Section 5, Section 7, Section 9 and Section 10 shall at all times be effective and shall survive such termination. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date or a Subsequent Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 11. Any action taken under this Section 11 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

SECTION 12.         Termination of this Agreement. Prior to the Closing Date this Agreement may be terminated by the Representatives by notice given to the Company and the Selling Stockholders, if any, if at any time (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the Nasdaq Global Market or trading in securities generally on the New York Stock Exchange or the Nasdaq Global Market shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD; (ii) a general banking moratorium shall have been declared by Federal or New York authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States has occurred; or (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any material or adverse change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as in the judgment of the

Representatives makes it impracticable or inadvisable to market the Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities. Any termination pursuant to this Section 12 shall be without liability on the part of (a) the Company or the Selling Stockholders, if any, to any Underwriter, except that the Company and the Selling Stockholders, if any, shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Sections 5 and 7 hereof or (b) any Underwriter to the Company or the Selling Stockholders, if any.

SECTION 13.         No Advisory or Fiduciary Responsibility. Each of the Company and the Selling Stockholders, if any, acknowledges and agrees that:  (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Selling Stockholders, if any, on the one hand, and the several Underwriters, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company, any Selling Stockholder or their respective affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company or the Selling Stockholders, if any, with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Selling Stockholders, if any, on other matters) and no Underwriter has any obligation to the Company or the Selling Stockholders, if any, with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Selling Stockholders, if any, and that the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and the Selling Stockholders, if any, have consulted their own respective legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Stockholders, if any, and the several Underwriters, or any of them, with respect to the subject matter hereof. The Company and the Selling Stockholders, if any, hereby waive and release, to the fullest extent permitted by law, any claims that the Company may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.

SECTION 14.         Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers, of the Selling Stockholders, if any, and of the several Underwriters set forth in or made pursuant to this Agreement (i) will remain operative and in full force and effect, regardless of any (A) investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the officers or employees of any Underwriter, or any person controlling the Underwriter, the Company, the officers or employees of the Company, or any person controlling the Company, any Selling Stockholder or any person controlling such Selling Stockholder, as the case may be or (B) acceptance of the Shares and payment for them hereunder and (ii) will survive delivery of and payment for the Shares sold hereunder and any termination of this Agreement.

SECTION 15.         Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representatives:

Deutsche Bank Securities LLC

60 Wall Street

New York, New York 10005

Facsimile:  (212)

Attention:

Lehman Brothers Inc.

745 Seventh Avenue

New York, New York 10019

Facsimile:  (646) 834-8133

Attention:  Syndicate Registration,

with a copy, in the case of any notice pursuant to Section 10(d), to:

Lehman Brothers Inc.

399 Park Avenue, 10th Floor

New York, New York 10022

Facsimile:  (212) 520-0421

Attention:  Director of Litigation, Office of the General Counsel

with a copy to:

Cravath, Swaine & Moore LLP

825 Eighth Avenue

New York, New York 10019

Facsimile: (212) 474-3700

Attention:  LizabethAnn R. Eisen, Esq.

If to the Company:

Eurand N.V.

Olympic Plaza

Fred Roeskestraat 123

1076 EE Amsterdam

The Netherlands

Facsimile:  39 02 95743381

Attention:  Gearóid M. Faherty

with a copy to:

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, New York 10019
Attn:  Steven J. Gartner, Esq.

If to the Selling Stockholders:

Warburg, Pincus Equity Partners L.P.

28 King Street, St. James
SW1Y 6QW
London, United Kingdom
Facsimile: 44 0 20 7306 0444
Attention: Nicholas Lowcock

Warburg, Pincus Ventures International, L.P.
28 King Street, St. James
SW1Y 6QW
London, United Kingdom
Facsimile: 44 0 20 7306 0444
Attention: Nicholas Lowcock

Warburg, Pincus Netherlands Equity Partners I C.V.
28 King Street, St. James
SW1Y 6QW
London, United Kingdom
Facsimile: 44 0 20 7306 0444
Attention: Nicholas Lowcock

Warburg, Pincus Netherlands Equity Partners III C.V.
28 King Street, St. James
SW1Y 6QW
London, United Kingdom
Facsimile: 44 0 20 7306 0444
Attention: Nicholas Lowcock

and

Gearóid M. Faherty

c/o Eurand N.V.

Olympic Plaza

Fred Roeskestraat 123

1076 EE Amsterdam

The Netherlands

Facsimile: +39 02 95743381

with a copy (which shall not constitute notice) to:

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, New York 10019
Facsimile: (212) 728-8111
Attn:  Steven J. Gartner, Esq.

and

Warburg Pincus LLC
466 Lexington Avenue
New York, NY 10017
Facsimile: (212) 922-0933)
Attention: Scott A. Arenare, Esq.

Any party hereto may change the address for receipt of communications by giving written notice to the others.

SECTION 16.         Successors and Assigns. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 11 hereof, and to the benefit of (i) the Company, its directors, any person who controls the Company within the meaning of the Securities Act or the Exchange Act and any officer of the Company who signs the Registration Statement, (ii) the Selling Stockholders, if any, (iii) the Underwriters, the officers, directors, employees and agents of the Underwriters, and each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act, and (iv) the respective successors and assigns of any of the above, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include a purchaser of any of the Shares from any of the several Underwriters merely because of such purchase.

SECTION 17.         Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 18.         Governing Law Provisions. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(a)           Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the Federal courts of the United States of America located in the City and County of New York, Borough of Manhattan, or the courts of the State of New York, in each case located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. Each party not located in the United States irrevocably appoints CT Corporation System as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of New York.

(b)           Waiver of Immunity. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

SECTION 19.         Failure of One or More of the Selling Stockholders to Sell and Deliver Optional Shares. If one or more of the Selling Stockholders shall fail to sell and deliver to the Underwriters the Optional Shares to be sold and delivered by such Selling Stockholders at the Closing Date pursuant to this Agreement, then the Underwriters may at their option, by written notice from the Representatives to the Company and the Selling Stockholders, either (i) terminate this Agreement without any liability on the part of any Underwriter or, except as provided in Sections 5, 7, 9 and 10 hereof, the Company or the Selling Stockholders, or (ii) purchase the shares which the Company and other Selling Stockholders have agreed to sell and deliver in accordance with the terms hereof. If one or more of the Selling Stockholders shall fail to sell and deliver to the Underwriters the Optional Shares to be sold and delivered by such Selling Stockholders pursuant to this Agreement at the Closing Date or any Subsequent Closing Date, then the Underwriters shall have the right, by written notice from the Representatives to the Company and the Selling Stockholders, to postpone the Closing Date or such Subsequent Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

SECTION 20.         General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 9 and the contribution provisions of Section 10, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 9 and 10 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

EURAND N.V.

By:
Name:
Title:

GEARÓID M. FAHERTY

By:
Gearóid M. Faherty, individually

WARBURG, PINCUS EQUITY PARTNERS, L.P.

By: Warburg, Pincus Partners LLC, its General Partner
By: Warburg Pincus & Co., its Managing Member

By:
Name:
Title:

WARBURG, PINCUS VENTURES INTERNATIONAL, L.P.

By: Warburg, Pincus Partners LLC, its General Partner
By: Warburg Pincus & Co., its Managing Member

By:
Name:
Title:

WARBURG, PINCUS NETHERLANDS EQUITY PARTNERS I C.V.

By: Warburg, Pincus Partners LLC, its General Partner
By: Warburg Pincus & Co., its Managing Member

By:
Name:
Title:

WARBURG, PINCUS NETHERLANDS EQUITY PARTNERS III C.V.

By: Warburg, Pincus Partners LLC, its General Partner
By: Warburg Pincus & Co., its Managing Member

By:
Name:
Title:

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives as of the date first above written.

DEUTSCHE BANK SECURITIES INC.
LEHMAN BROTHERS INC.
Acting as Representatives of the
several Underwriters named in
the attached Schedule A.

By	Deutsche Bank Securities Inc.

By:
Title: Managing Director
Name:

By	Lehman Brothers Inc.

By:
Title:
Name:

SCHEDULE A

Underwriters	Number of Firm Shares to be Purchased
Deutsche Bank Securities Inc.	[ ]
Lehman Brothers Inc.	[ ]
Banc of America Securities LLC	[ ]
Lazard Capital Markets, Inc.	[ ]
Thomas Weisel Partners LLC	[ ]

Total	[ ]

1

SCHEDULE B

Selling Stockholder	Maximum Number of Optional Shares to be Sold
Gearóid M. Faherty c/o Eurand N.V. Olympic Plaza Fred Roeskestraat 123 1076 EE Amsterdam The Netherlands	200,000

Warburg, Pincus Equity Partners L.P. 466 Lexington Avenue New York, NY 10017 Attn: Scott A. Arenare, Esq.

Notices to: Warburg, Pincus Equity Partners L.P. 28 King Street, St. James SW1Y 6QW London, United Kingdom Attention: Nicholas Lowcock	401,625

Warburg, Pincus Ventures International, L.P. 466 Lexington Avenue New York, NY 10017 Attn: Scott A. Arenare, Esq.

Notices to: Warburg, Pincus Ventures International, L.P. 28 King Street, St. James SW1Y 6QW London, United Kingdom Attention: Nicholas Lowcock	425,000

Warburg, Pincus Netherlands Equity Partners I C.V. 466 Lexington Avenue New York, NY 10017 Attn: Scott A. Arenare, Esq.

Notices to: Warburg, Pincus Ventures International, L.P. 28 King Street, St. James SW1Y 6QW London, United Kingdom Attention: Nicholas Lowcock	21,250

Warburg, Pincus Netherlands Equity Partners III C.V. 466 Lexington Avenue New York, NY 10017 Attn: Scott A. Arenare, Esq.

Notices to: Warburg, Pincus Ventures International, L.P. 28 King Street, St. James SW1Y 6QW London, United Kingdom Attention: Nicholas Lowcock	2,125

Total	1,050,000

SCHEDULE C

Schedule of Free Writing Prospectuses included in the Disclosure Package

None.

1

SCHEDULE D

SCHEDULE E